Exhibit 10.2

Exhibit E to the Fresenius Medical Care AG Supervisory Board Meeting Presentation “Management Board Compensation System 2024+” on March 14, 2024

Fresenius Medical Care AG

Management Board

Long-Term Incentive Plan

2024+

(MB LTIP 2024)

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1.	Preamble and Purpose
1.1

The supervisory board of Fresenius Medical Care AG (the Company) (the Supervisory Board) decided in March 2024 to establish the Fresenius Medical Care Management Board Long-Term Incentive Plan 2024 (the Plan) to grant virtual performance-based shares of the Company (the Performance Shares) to the members of the management board of the Company (the Management Board) (each a Participant) as a long-term oriented compensation component from fiscal year 2024 onwards. In case the essential part of the managerial activities of a Participant is the management of an Affiliated Company, the Supervisory Board, in its reasonable discretion and in the individual case, is entitled to grant Performance Shares according to this Plan in whole or in part as compensation for such managerial activity.

1.2

The Performance Shares may entitle the Participants to receive a cash payment from the Company or from any Affiliated Company subject to the following provisions. Alternatively, the Supervisory Board, in its sole discretion, may settle the Performance Shares of a grant in shares of the Company (the FME Shares). The Plan contains the requirements, terms and conditions and the procedures for the grant and settlement of Performance Shares as well as the potential reversal of such settlement (the Plan Conditions).

1.3

The purpose of this Plan is to align the interests of the Participants with the interests of the Company and its shareholders in encouraging the long-term and sustainable growth of the Company. This Plan is a competitive and transparent compensation component which links the long-term benefits for the Participants with the long-term successful and sustainable development of the Company.

1.4	Capitalized terms used in this Plan but not defined in the body of the Plan are defined in Clause 15.
1.5

If and to the extent that the Supervisory Board settles the Performance Shares in FME Shares (the Settlement Shares), this Plan constitutes a stock bonus plan and not a stock purchase plan. The Company’s grant of Settlement Shares shall not constitute an “offer,” “offer to sell” or “sale” of FME Shares to Participants “for value” as such terms are used in the U.S. Securities Act of 1933, as amended (the Securities Act).

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Without limiting the generality of the foregoing, the Plan shall be maintained and administered in such manner that (i) Participants shall not individually bargain to pay or contribute cash or other tangible or definable consideration to the Company as a condition to, or in payment in whole or in part for, Settlement Shares, (ii) Participants shall have no authority or discretion to determine whether Performance Shares are settled in Settlement Shares, the price or value at which any Settlement Shares are deemed to be issued, or to make any other investment decision relating to the acquisition of Settlement Shares, and (iii) Settlement Shares shall be delivered at no direct cost to Participants and without imposition of any other terms or conditions that would require the registration of the Settlement Shares under the Securities Act.

2.	Eligibility to receive Performance Shares
2.1	The eligibility of Participants to receive Performance Shares will be finally determined by the Supervisory Board, in each case – i.e., for each grant – in accordance with the terms of this Plan.
2.2

This Plan does not establish and should not be read or construed to establish a legal right to receive Performance Shares. Neither the status or possible status as a Participant nor the fact that a Participant was granted Performance Shares in previous periods shall be interpreted as an obligation that Performance Shares shall be granted or, if granted, shall continue to be granted in the future. In particular, granting Performance Shares does not constitute an operational practice (betriebliche Übung), even if Performance Shares have been granted for several successive years.

3.	Performance Shares
3.1

Performance Shares granted under the Plan may entitle a Participant to receive a cash payment from the Company or from any Affiliated Company in accordance with the Plan Conditions. Alternatively, the Supervisory Board, in its sole discretion, may settle the Performance Shares in Settlement Shares in accordance with the Plan Conditions.

3.2	A Performance Share is a non-equity, virtual compensation instrument which is settled either in cash or in Settlement Shares. The Performance Shares will not be evidenced by certificates. Without

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limiting the generality of the foregoing and notwithstanding the right of the Supervisory Board to settle the Performance Shares in Settlement Shares, nothing in this Plan, any grant of Performance Shares, the achievement of any Performance Target (as defined in Clause 5.1) for any Performance Shares or the vesting of any Performance Shares shall entitle any Participant to receive FME Shares or confer upon or be interpreted as conferring upon any Participant any right or interest whatsoever as a shareholder of the Company or of any other member of the FME Group including, but not limited to, the right to vote at, to receive notice of, or to attend any meeting of shareholders of any member of the FME Group or any other proceedings of any such FME Group member, or the right to dividends or other distributions.

4.	Grant of Performance Shares
4.1

Subject to final determination by the Supervisory Board, the Participants will be granted Performance Shares for fiscal years from 2024 onwards. Performance Share grants may be made with effect as per March 1 (each a Grant Date). If a Participant’s initial service agreement with the Company comes into effect after the Grant Date in any relevant fiscal year, the respective Grant Date shall be the effective date of the service agreement of such Participant. The Supervisory Board may, however, resolve to deviate from each such Grant Date in case of objective grounds (sachliche Gründe). For the avoidance of doubt, in case of such deviation from the Grant Date, any dates, periods and deadlines that refer to the Grant Date change accordingly.

4.2

Each Participant will be awarded an individual grant value (the Grant Value) in the currency in which the Participant receives his or her base salary as agreed under the applicable service agreement (the Grant Currency) from the Company at the time when the Grant Value is determined by the Supervisory Board. The amount of the individual Grant Value shall be determined based on the Participant’s individual performance and the Participant’s responsibilities within FME Group. This determination will be made for each grant at the Supervisory Board’s discretion. In general, the Grant Value shall be an amount equal to 135% of a Participant’s Total Fixed Annual Remuneration for the fiscal year for which the relevant Performance Shares shall be granted. The Supervisory Board may, however, determine the Grant

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Value for the Chairperson of the Management Board within the range between 105% and 200% and for any other Management Board member within the range between 105% and 150%, in each case of the respective Participant’s Total Fixed Annual Remuneration for the fiscal year for which the relevant Performance Shares shall be granted. In case of an increase or decrease, as the case may be, of the Total Fixed Annual Remuneration during a fiscal year and after a relevant Grant Date, the Grant Value for the respective fiscal year shall be retroactively increased or decreased, as the case may be, with effect as per the Grant Date to ensure that the Grant Value for each fiscal year shall amount to the determined percentage value of a Participant’s Total Fixed Annual Remuneration for such fiscal year (including any relevant increase or decrease, as the case may be). The Supervisory Board may, however, resolve to deviate from such Grant Value in case of objective grounds (sachliche Gründe).

4.3

To determine the number of Performance Shares to be granted to the respective Participant (the Number of Granted Performance Shares) the Grant Value denominated in the Grant Currency will, to the extent necessary, be converted into Euro based on the average Foreign Currency Exchange Rates over a period of 30 (thirty) calendar days prior to each Grant Date (the FX Rates at Grant Date), and will be divided by the value per Performance Share at Grant Date. The value per Performance Share will be determined in accordance with IFRS 2 on each respective Grant Date, denominated in Euro, and considering the average Stock Exchange Price over a period of 30 (thirty) calendar days prior to such Grant Date. For the avoidance of doubt, the Number of Granted Performance Shares will be rounded up or down using commercial rounding to the next integer number (e.g., 124.54 will result in 125).

4.4	The grant of Performance Shares will be made without any payment by the Participant.
4.5	The grant shall be communicated to the Participants in text form, i.e., by mail, email or via an online platform. No grant shall be effective unless and until it is communicated to the Participant.

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5.	Performance Targets
5.1

Based on the degree of attainment of three pre-determined performance targets (the Performance Targets) the Number of Performance Shares to Vest, as defined in Clause 5.5, can vary from 0% to 200% of the Number of Granted Performance Shares. The three Performance Targets and their respective weighting are set out in the respective Exhibits to this Plan, as applicable to the Performance Shares for a particular fiscal year.

5.2

The achievement of the respective Performance Targets in relation to each grant of Performance Shares is measured over a performance period of three years starting from the beginning of the fiscal year in which the respective grant was made (the Performance Period).

5.3

The achievement of the Performance Targets for each grant of Performance Shares is determined at the end of the respective Performance Period, as set out in the respective Exhibits to this Plan, as applicable to the Performance Shares for a particular fiscal year, and as soon as the Company’s audited figures for the last year of the respective Performance Period are available (each a Performance Target Achievement).

5.4

The overall target achievement (the Overall Target Achievement) for each grant of Performance Shares is calculated on the basis of the three Performance Target Achievements, taking into account the weighting applicable to each Performance Target as set out in the respective Exhibits to this Plan, as applicable to the Performance Shares for a particular fiscal year.

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Example:

5.5

The total number of Performance Shares attributable to each Participant to vest (the Number of Performance Shares to Vest) is calculated by multiplying the Number of Granted Performance Shares with the Overall Target Achievement.

Example:

5.6

The Performance Target Achievement shall be rounded up or down using commercial rounding to the second decimal place of the percentage figure (e.g., 98.1523% will result in 98.15%). The Overall Target Achievement shall be rounded up or down using commercial rounding to the next integer number in percentage points (e.g., 128.352% will result in 128%). Similarly, the Number of Performance Shares to Vest shall be rounded up or down using commercial rounding to the next integer number (e.g., 46,437.5 will result in 46,438).

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6.	Vesting of Performance Shares
6.1	Vesting Date

Subject to the terms of this Plan, the Performance Shares will vest on the date of the fourth anniversary of the respective Grant Date (the Vesting Date).

6.2	Additional Vesting Conditions

Subject to the terms of this Plan, the Performance Shares furthermore will vest only on the conditions and insofar as

(a)

the Participant continuously has been in a service relationship with FME Group from the Grant Date to the Vesting Date (the Service Condition). In case the Service Condition has not been fulfilled, the respective Performance Shares are forfeited on the date on which the service relationship of the Participant with FME Group ends. Exceptions or modifications may apply in special cases described in Clause 8 hereinafter; and

(b)

in relation to or in connection with his or her service relationship with FME Group, the Participant has not committed any violations of legal provisions or other rules, e.g., internal guidelines of FME Group (the Compliance Violations). If, following a corresponding investigation, Compliance Violations have been determined conclusively with respect to a Participant, the Supervisory Board is entitled to declare within its reasonable discretion and in due consideration particularly of the nature and the severity of the Compliance Violation the forfeiture, in whole or in part, of the Performance Shares granted to such Participant. The Participant shall be informed of the extent of the forfeited Performance Shares and of the reasons for the corresponding decision in text form, i.e., by mail, email or via an online platform.

In addition, the Number of Performance Shares to Vest of any Participant may be reduced in connection with, or to effectuate, the Company’s recovery of excess Incentive-based Compensation in accordance with the Policy (as defined in Clause 7.5) and Clause 7.5 of the Plan.

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7.	Settlement of Performance Shares
7.1	Performance Shares Proceeds

Performance Shares Proceeds correspond to the Number of Performance Shares to Vest multiplied by the average Stock Exchange Price in cash in the period of 30 (thirty) calendar days prior to the Vesting Date (the Performance Shares Proceeds). Performance Shares Proceeds are determined in the currency in which the Participant receives his or her base salary from the Company as agreed under the applicable service agreement in the month of the Vesting Date (the Settlement Currency). For this purpose, the respective FX Rates at Grant Date shall be applied to mitigate the exposure of the Participant’s grants to exchange rate fluctuations between the Grant Date and the Vesting Date. In cases of Extraordinary Developments, such as hyperinflation, the Supervisory Board is entitled to adjust the FX Rates at Grant Date to the benefit of the Participants.

Example for a Participant to be compensated in Euro:

7.2	Total Cap

The amount of Performance Shares Proceeds is capped in total at an amount equaling 400% of the Grant Value received by the Participant; any exceeding amounts of Performance Shares Proceeds will be forfeited without substitution. Clauses 10, 11.2 and 11.3 remain unaffected.

7.3	Maximum Compensation

The maximum compensation (the Maximum Compensation) is the maximum amount of all fixed and variable compensation components

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of a Participant as set out in the Participant’s service agreement and is determined in accordance with section 87a (1) sent. 2 No. 1 of the German Stock Corporation Act. If the Maximum Compensation was exceeded, the Supervisory Board may reduce the amount of Performance Shares Proceeds for the respective year below the cap of 400% of the Grant Value received by the Participant to meet the Maximum Compensation for the respective year.

7.4	No Compliance Violation

Settlement of the Performance Shares Proceeds to the Participant is made in each case with the proviso that with respect to the Participant a Compliance Violation within the meaning of, and pursuant to, Clause 6.2(b) has not been determined conclusively within a period of three years from the day of the payment of the Performance Shares Proceeds. Clause 11.5 shall remain unaffected.

7.5	Application of Incentive-based Compensation Recovery Policy
(a)

In addition to, and not in derogation of, Clauses 7.4 and 11.5, grants of Performance Shares pursuant to this Plan shall be subject to recovery by the Company in accordance with the Fresenius Medical Care Global Incentive-Based Compensation Recovery Policy (the Policy), as the same may be amended, modified or amended and restated from time to time.

(b)

Clause 7.5(a) does not apply to the portion (determined in accordance with the weighting criteria set forth in Clause 5.4) of the Number of Performance Shares to Vest attributable to the achievement of non-financial performance targets.

(c)

By acceptance of an award of a Grant Value pursuant to this Plan, a Participant acknowledges (i) receipt of the Policy and (ii) that except as provided in Clause 7.5(b), Performance Shares constitute Incentive-based Compensation, and agrees that in the event the Company is required to recover any portion of such Performance Shares Proceeds as excess Incentive-based Compensation in accordance with the Policy, such recovery may be effected by demand for a cash payment in the amount of the excess Incentive-based Compensation Received (as defined in the Policy) by such Participant, by reducing either

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the Number of Performance Shares to Vest attributable to such Participant constituting Incentive-based Compensation or the amount of Performance Share Proceeds payable on the Vesting Date of such Performance Shares, or by any other method provided for in, or contemplated by, the Policy. In the case of any Performance Shares to Vest for which the Overall Target Achievement is determined based on the achievement of both Performance Targets that are Financial Measures (as defined in the Policy) and Performance Targets that are not Financial Measures, the portion of such Performance Shares to Vest recoverable by the Company shall be determined by the weighting criteria assigned to the respective Performance Targets.

(d)	In the event of any inconsistency between the terms of any grant under this Plan and the provisions of this Clause 7.5, this Clause 7.5 shall govern.
7.6	Cash Settlement

In general, Performance Shares Proceeds are paid out to the Participant in cash. Such cash payment will be paid without undue delay following the Vesting Date, and in all cases prior to March 15 of the calendar year following the Vesting Date.

7.7	Equity Settlement

The Supervisory Board may, in its sole discretion, determine prior to each grant of Performance Shares that Performance Shares Proceeds may be fulfilled by transfer of Settlement Shares instead of a cash payment in accordance with this Clause 7.7. For the avoidance of doubt, in the absence of any other determination by the Supervisory Board, Performance Share Proceeds are fulfilled by payment in cash. Settlement Shares used to fulfil such transfer may, to the extent legally permissible and available at the time of the envisaged transfer, originate from an authorized capital (genehmigtes Kapital), a contingent capital (bedingtes Kapital) or treasury shares (eigene Aktien) of the Company.

The number of Settlement Shares corresponds to the Performance Shares Proceeds divided by the average Stock Exchange Price in cash

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in the period of 30 (thirty) calendar days prior to the Vesting Date (the Number of Settlement Shares). The Number of Settlement Shares shall be rounded up or down using commercial rounding to the next integer number (e.g., 55,324.88 will result in 55,325 Settlement Shares).

Example for a Participant to be compensated in Euro:

The transfer of the Settlement Shares shall be made to the Participants depositary account without undue delay following the Vesting Date, and in all cases prior to March 15 of the calendar year following the Vesting Date, if legally permitted and subject to the reservation of relevant internal guidelines and/or provisions agreed with the Participant.

The Participant is obliged to cooperate with the Company and take any actions necessary to effect the delivery of Settlement Shares, e.g., in case new FME Shares are issued from an authorized capital, the Participant may be required to contribute his or her payment claim under this Plan.

7.8	Investment Obligation

The Participant may be obliged to invest in FME Shares a certain amount of the Performance Shares Proceeds paid out or to retain a certain Number of Settlement Shares pursuant to the Company’s applicable Share Ownership Guidelines.

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8.	Performance Shares in Special Cases
8.1	Retirement

For the purposes of this Plan, Retirement is defined as a case in which the Participant has reached the age of 63, is no longer a member of the Management Board, his or her service relationship with the Company has definitively ended without having been dismissed and the Participant has not and will not engage in any further service or employment relationship with the Company, an Affiliated Company or any other company (the Retirement). In case of Retirement, the Service Condition described in Clause 6.2(a) shall be deemed to be met and the Participant’s entitlement to the Performance Shares shall vest on the respective Vesting Date subject to the fulfillment of the additional vesting condition pursuant to Clause 6.2(b). The Performance Shares Proceeds shall be paid out to the Participant, in the form (cash or Settlement Shares) set forth in such Participant’s applicable grant letter, on the Vesting Date, or as soon as reasonably practicable thereafter.

8.2	Occupational Disability

Without prejudice to the scope of Clause 8.1, Clause 8.1 sentences 2 to 3 shall apply mutatis mutandis in the case of Occupational Disability, provided that (i) the Participant provides adequate proof of his or her Occupational Disability to the Company within three months following the date of the occurrence of the Occupational Disability and (ii) the Participant is no longer a member of the Management Board and the Participant’s service relationship with the Company is terminated due to the Occupational Disability. If no such proof is provided within this period of time, the Supervisory Board may declare forfeiture of the Performance Shares that have not yet vested.

8.3	Ordinary Termination / Cancellation of Service Relationship by Agreement

Except as otherwise provided herein, if a Participant’s service relationship with the Company has ended by termination or agreement, all Performance Shares not vested on the effective date of the termination or the agreement are forfeited.

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8.4	Death

In case of death of a Participant, the Service Condition described in Clause 6.2(a) shall be deemed to be met and the Participant’s entitlement to the Performance Shares shall vest on the respective Vesting Date subject to the fulfillment of the additional vesting condition pursuant to Clause 6.2(b). Performance Shares Proceeds shall be paid out to the Heirs of the Participant, in the form (cash or Settlement Shares) set forth in such Participant’s applicable grant letter – provided that the Heirs of the Participant cooperate with the Company and take any actions necessary to effect the delivery of Settlement Shares – on the Vesting Date, or as soon as reasonably practicable thereafter, if they give evidence of their entitlement to the Company or an office named by the Company within three months after the death of the Participant; otherwise, the Supervisory Board may declare the Performance Shares to be forfeited. Clause 8.5 (Termination for Cause) remains unaffected.

8.5	Termination for Cause

Notwithstanding other cases in which Performance Shares are forfeited or may be declared forfeited in accordance with the provisions of this Plan, all Performance Shares shall be forfeited if the Participant’s service agreement was terminated by the Company for good cause, or if at the time of leaving the Company there were grounds which would have entitled the Company to terminate the service agreement for good cause.

8.6	Exceptional Cases

In exceptional cases, the Supervisory Board can waive or amend the provisions of this Clause 8, taking duly into account the Company’s interests.

9.	No Transferability / Forfeiture

Performance Shares granted under this Plan and Performance Shares inherited according to Clause 8.4 are not transferable. Any other purported transfer, assignment or disposal of Performance Shares, such as the granting of sub-participations therein, pledging, granting usufruct rights (Nießbrauch) or the formation of a trust, shall be void

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and invalid. The same applies to legal transactions which are economically equal to a transfer or assignment.

10.	Taxes, Contributions and other Expenses
10.1	General

Whether the Performance Shares Proceeds are paid out or settled in Settlement Shares, the Performance Share Proceeds are considered gross income. All taxes or contributions attributable to the Participant incurred in connection with the Plan shall be borne by the Participant or Participant’s successors in title, if legally permitted and subject to the reservation of relevant internal tax settlement guidelines and/or provisions agreed with the Participant. Any legal obligation of the Company or an Affiliated Company to pay income tax and other taxes or contributions on behalf of the Participant remains unaffected. The Company or Affiliated Companies are entitled for this purpose to deduct the necessary amounts from the remuneration of the Participant, including cash payments made under this Plan, until the tax and contributions are completely repaid or to require the Participant to pay or provide for payment of at least the minimum amount of any taxes and contributions that the Company or an Affiliated Company may be required to withhold with respect to the Plan. Furthermore, in case of Settlement Shares the Company or Affiliated Companies are entitled to sell a number of Settlement Shares (Sell-to-Cover) or withhold a number of Settlement Shares (Withhold-to-Cover) in order to finance taxes or contributions due. The Company can make the settlement under the Plan to the Participant conditional, inter alia, on evidence of payment of tax and/or contributions, or that adequate security is provided by the Participant. In this respect, the provisions of Section 38 (4) Income Tax Act (Einkommensteuergesetz) are referred to. The Participant shall be responsible for his or her own tax advice prior to his or her participation in the Plan. The Company or any Affiliated Company make no assurances and provide no guarantees concerning the existence or otherwise of any tax obligations. The Participant will receive from the Company a certificate as to the financial benefit received.

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10.2	Foreign Participants in this Plan

If the Participant is not liable for tax in Germany, the above provisions shall apply according to the applicable foreign tax law and/or double taxation agreements.

10.3	Section 162(m) of the U.S. Internal Revenue Code

If the Supervisory Board, in its sole discretion, determines at the request of the Management Board that the limitations on deductions under section 162(m) of the U.S. Internal Revenue Code (the IRC) may apply to Performance Shares granted to Participants hereunder, the Supervisory Board shall be entitled to decide upon the grant of Performance Shares made to such Participants.

11.	Procedure, Ending and Adjustment of the Plan
11.1

Unless otherwise provided in this Plan, the Plan shall be interpreted, waived, adjusted or otherwise administered, and may be amended or modified by the Supervisory Board and all Performance Shares granted to the Participants will be approved by the Supervisory Board. Adjustments to the Plan may also be made with regard to Performance Shares which have already been granted, provided that this does not affect the value of the Performance Shares or that the Participant is fully compensated for any financial loss suffered. For the avoidance of doubt, any such adjustments with regard to Performance Shares which have already been granted should not result in a retroactive reduction or lowering of relevant performance target levels pursuant to this Plan.

11.2

In case of Extraordinary Developments, the Supervisory Board is entitled to cap grants of Performance Shares and/or Performance Shares Proceeds to be paid to the Participants in cash or to be settled in Settlement Shares under the Plan.

11.3

Furthermore, the Supervisory Board is entitled to determine in certain cases, based on its respective reasonable discretion, that any extraordinary commercial, tax or similar impacts that may occur during any relevant Performance Period affecting the level of Performance Target Achievement and/or Overall Target Achievement in relation to individual grants shall in full or in part be disregarded for purposes of

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determining Performance Target Achievement and/or Overall Target Achievement pursuant to this Plan in relation to such grants.

11.4	The Supervisory Board is entitled to terminate the Plan with effect for all Participants at any time. Performance Shares already granted to the Participants remain unaffected.
11.5

If the Participants have committed Compliance Violations which have occurred and/or have been determined conclusively only after the payment of the Performance Shares Proceeds or the transfer of Settlement Shares, the Supervisory Board is entitled within its reasonable discretion to claim back the Performance Shares Proceeds which are paid out and/or, as may be the case, settled in Settlement Shares, in each case in whole or in part, from the Participant in the Company’s name, provided that and insofar as the Performance Shares Proceeds have been paid to the Participant and/or as the Settlement Shares have been transferred to the Participant at a point in time that is within a period of three years prior to the day on which the Company makes the claim in writing, stating the reasons for such claim. For the avoidance of doubt, the Company’s rights pursuant to this Clause 11.5 shall not prejudice any other rights the Company may have against the Participant in relation to any Compliance Violations under or in connection with his or her service relationship with FME Group.

11.6

In general, benefit payments remain subject to a substantial risk of forfeiture until they are settled under Clause 7.6 or 7.7, due to the Service Condition imposed under Clause 6.2(a). In such cases, there is no “deferred compensation” and the constraints imposed by Section 409A of the IRC do not apply. In the case of payments due to Retirement (Clause 8.1), Occupational Disability (Clause 8.2) and death (Clause 8.4), Plan benefits may constitute “deferred compensation”. In those cases, the Plan complies with Section 409A of the IRC by paying benefits on the fixed date and in the fixed form specified in Clauses 8.1 and 8.4, as applicable, thereby complying with Treasury Regulation Section 1.409A-3(a)(4).

The administration of any amounts payable hereunder that constitute “deferred compensation” within the meaning of Section 409A will comply with Section 409A, and this Plan shall be administered, interpreted and construed in a manner intended to avoid the imposition of additional taxes, penalties or interest under Section 409A. The

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Supervisory Board may exercise its right to adjust the Plan pursuant to Clause 11.1 above in order to preserve the intended tax consequences of the Performance Shares, and avoid the imposition of any tax under Section 409A. Notwithstanding the foregoing, the Participant shall be solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on or for the account of the Participant or his or her beneficiaries in connection with this Plan (including any taxes, penalties and interest under Section 409A), and the Company shall have no obligation to indemnify or otherwise hold the Participant (or any beneficiary) harmless from any or all of such taxes, penalties or interest.

In the event that any settlement to the Participant is deemed to be an instalment payment of nonqualified deferred compensation under Section 409A, each individual instalment payment shall be deemed to be a separate “payment” within the meaning of Treasury Regulation Section 1.409A-2(b)(2)(iii).

Other than by taking actions specifically permitted under this Plan, the Participant shall not have the right, directly or indirectly, to designate the taxable year during which a payment shall be made under this Plan.

12.	Liability Risks, Exchange Risks and Tax Risks
12.1	The liability of the Company or its respective legal representatives, employees and agents for simple negligence and consequential loss and loss of profit is excluded.
12.2

The Company grants no warranty for the general market development and price of the FME Shares after granting Performance Shares and, as the case may be, after the settlement in Settlement Shares, or for any other point or period in time. Therefore, the acceptance of Performance Shares and, as the case may be, the acceptance of Settlement Shares is at the sole risk of each Participant.

12.3

The Company grants no warranty that the tax and contributions deducted in accordance with Clause 10 (Taxes, Contributions and other Expenses) or other tax and contributions payable by the Participants will be charged only on the Performance Shares Proceeds. Depending on a Participant’s personal circumstances, double taxation might occur

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if the Plan is subject to taxation in several countries. The Participants are advised to obtain advice on their personal tax situation.

13.	Term of the Plan

This Plan will be effective as of January 1, 2024 under the condition precedent of the compensation system 2024+ (Vergütungssystem 2024+) for the members of the Management Board having been submitted for approval to the Company’s annual general meeting in 2024, and shall apply to grants of Performance Shares from fiscal year 2024 onwards. The Plan will terminate following the payout in cash or settlement in Settlement Shares of any Performance Shares Proceeds for the last grant made under this Plan. Clauses 11.1, 11.4 and 11.6 remain unaffected.

14.	Miscellaneous Provisions
14.1	This Plan is subject to German law without regard to the rules on conflict of laws.
14.2

No provisions contained in this Plan (or in any documents referring to this Plan) transfer to a Participant or possible Participant any right to request the continuation of its service relationship with the Company. No service agreement can be deducted from this Plan (or from any documents referring to this Plan), nor shall it have any effect on the right of the Company to change compensation or other benefits of such Participant or to terminate its service relationship with or without notice. This applies subject to the provision that this Plan or any document connected therewith will adversely influence any independent contractual right of these persons.

14.3

If any provision of this Plan is invalid or unenforceable, the validity of the remaining provisions of the Plan shall not be affected. The same applies if it is ascertained that the Plan is subject to an omission. In these cases, the invalid or unenforceable provision shall be substituted, or an omission repaired by such provision which most closely corresponds to the intended purpose of this Plan.

14.4	References and headings attributed to individual Clauses and Sub-clauses of this Plan are solely for the purpose of easier reference. These

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headings are in no case significant or relevant for the interpretation of the Plan.

14.5

No provision in this Plan leads to or infers a presumption that the authority of the Supervisory Board to issue Performance Shares or approve other compensation connected or not connected to shares granted under any other share based long-term incentive program or any other authority may in any way be restricted.

15.	Definitions
15.1	Affiliated Company means any company within FME Group with the exception of the Company.
15.2	Company is defined in Clause 1.1.
15.3	Compliance Violations is defined in Clause 6.2(b).
15.4	Determination Date is defined in Clause 7.7.
15.5

Extraordinary Developments shall mean any kind of extraordinary scenarios in which the price of the Company’s shares would have lost any reasonably arguable correlation to the Company’s intrinsic enterprise value; however, no such Extraordinary Development shall be applicable in cases in which the price of Company’s shares rises (even substantially) as a result of the performance of the Participants.

15.6

FME Group stands for the group of entities including the Company and its affiliated companies within the meaning of sections 15 et seqq. of the German Stock Corporation Act; for the avoidance of doubt, this does not include Fresenius SE & Co. KGaA and the companies affiliated with Fresenius SE & Co. KGaA within the meaning of sections 15 et seqq. of the German Stock Corporation Act in any manner other than through the Company.

15.7	FME Shares is defined in Clause 1.2.
15.8

Foreign Currency Exchange Rates means the nominal prices of the foreign exchange rates as published by the European Central Bank. If no prices are published by the European Central Bank, the Supervisory Board is entitled to agree on a suitable other form for obtaining the prices.

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15.9	FX Rates at Grant Date is defined in Clause 4.3.
15.10	Grant Currency is defined in Clause 4.2.
15.11	Grant Date is defined in Clause 4.1.
15.12	Grant Value is defined in Clause 4.2.
15.13

Heir means the person, the persons, the trust or trusts, which are nominated by a Participant or, if no such nomination is made, is or are entitled by will or the respective applicable law in the event of the death of a Participant, to receive the benefit of the Performance Shares under this Plan. The concept “heir” therefore also includes the executor appointed by will or the administrator appointed by the court, if no heir is named and is in a position to act under the given circumstances.

15.14	IFRS means the “International Financial Reporting Standards” which are issued by the International Accounting Standards Board, as amended.
15.15	Incentive-based Compensation has the meaning as defined in the Policy.
15.16	IRC means the U.S. Internal Revenue Code of 1986, as amended from time to time.
15.17	Management Board is defined in Clause 1.1.
15.18	Maximum Compensation is defined in Clause 7.3.
15.19	Number of Granted Performance Shares is defined in Clause 4.3.
15.20	Number of Performance Shares to Vest is defined in Clause 5.5.
15.21	Number of Settlement Shares is defined in Clause 7.7.
15.22

Occupational Disability means that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12

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months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer. For purposes of this Plan, a Participant shall be deemed disabled if determined to be totally disabled by the U.S. Social Security Administration. A Participant shall also be deemed disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s employer; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section. This definition applies solely for determinations with respect to U.S. taxpayers under Clause 8.2.

15.23	Overall Target Achievement is defined in Clause 5.4.
15.24	Participant is defined in Clause 1.1.
15.25	Performance Period is defined in Clause 5.2.
15.26	Performance Shares is defined in Clause 1.1.
15.27	Performance Shares Proceeds is defined in Clause 7.1.
15.28	Performance Targets is defined in Clause 5.1.
15.29	Performance Target Achievement is defined in Clause 5.3.
15.30	Plan is defined in Clause 1.1.
15.31	Plan Conditions is defined in Clause 1.2.
15.32	Policy is defined in Clause 7.5.
15.33	Retirement is defined in Clause 8.1.
15.34	Securities Act is defined in Clause 1.5.
15.35	Service Condition is defined in Clause 6.2(a).
15.36	Settlement Currency is defined in Clause 7.1.
15.37	Settlement Shares is defined in Clause 1.5.
15.38	Stock Exchange Price means the closing price (Schlusskurs) of the Company’s shares in the electronic XETRA trading system of Deutsche

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Börse AG in Frankfurt/Main or a comparable successor system denominated in Euro. If no closing price is set in the XETRA trading system, the Supervisory Board is entitled to agree on a suitable means of replacing the closing price.

15.39	Supervisory Board is defined in Clause 1.1.
15.40	Total Fixed Annual Remuneration shall have the meaning as defined in each Participant’s service agreement.
15.41

Treasury Regulation means the income tax regulations, including temporary and proposed regulations, promulgated under the U.S. Internal Revenue Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

15.42	Vesting Date is defined in Clause 6.1.

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